Exhibit  (b)  -  Section  906  Certification  of  CEO

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. Sec.1350,
                             AS ADOPTED PURSUANT TO
                    Sec.906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stockgroup Information Systems Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marcus New, Chief Executive Officer of the Company, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to the best of my knowledge:

     (1) The Report fully complies with the requirements of Sec. 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  Marcus  New
----------------
Marcus  New
Chief  Executive  Officer
May  13,  2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section  18  of  the  Securities  Exchange  Act  of  1934,  as  amended.




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